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SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
MEDIS TECHNOLOGIES LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Copies of all communications to:
Ira I. Roxland, Esq.
Stephen E. Fox, Esq.
Sonnenschein Nath & Rosenthal
1221 Avenue of the Americas
New York, New York 10020
(212) 768-6700

MEDIS TECHNOLOGIES LTD.

Notice of 2003 Annual Meeting of Stockholders
To be Held on June 24, 2003

To the Stockholders of Medis Technologies Ltd.:

        The 2003 Annual Meeting of Stockholders of Medis Technologies Ltd. will be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York 10020, on June 24, 2003 at 10:00 a.m., local time, for the following purposes:

        1.    To elect eight directors to serve for a term of one year.

        2.    To consider and vote upon a proposal to amend our 1999 Stock Option Plan to increase the number of shares of common stock available for option grant thereunder from 3,000,000 to 3,300,000.

        3.    To transact such other business as may properly come before the annual meeting.

        The record date for determining stockholders entitled to vote at the annual meeting is the close of business on April 30, 2003. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

By Order of the Board of Directors
Robert K. Lifton, Secretary
New York, New York April 30, 2003

MEDIS TECHNOLOGIES LTD.
805 Third Avenue
New York, New York 10022

PROXY STATEMENT

Questions and Answers Regarding This Proxy Statement

        Who is soliciting your proxy?    Our board of directors is soliciting your proxy. Proxies may also be solicited by our directors, officers and employees, but such persons will not be specifically compensated for such services.

        When was the proxy statement mailed to stockholders?    This proxy statement was first mailed to stockholders on or about May 19, 2003.

        Who may attend the annual meeting?    All stockholders of record as of the close of business on April 30, 2003 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the annual meeting.

        Who is paying for the solicitation of proxies?    We will pay all expenses of preparing and soliciting proxies. We have also arranged for reimbursement, at the rate suggested by The Nasdaq Stock Market, Inc., of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

        Who may vote at the annual meeting?    If you are a holder of common stock as of the close of business on April 30, 2003, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

        How do you vote?    Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

        How will your shares be voted?    All properly completed and unrevoked proxies that are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

        Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. "Broker non-votes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved.

        Is your vote confidential?    Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy. Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

        What is the record date and what constitutes a quorum?    Our board of directors has selected the close of business on April 30, 2003 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on April 30, 2003 may vote their shares of common stock at the annual meeting. On the record date, 23,552,721 shares of common stock were issued and outstanding. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting may be adjourned.

        How many votes are needed to approve each proposal?    The election of directors requires the affirmative vote of the holders of a plurality of the voting power of our common stock that are present in person or by proxy at the meeting. The approval of the amendment to our 1999 Stock Option Plan requires the affirmative vote of the holders of a majority of the voting power of our common stock that are present in person or by proxy at the meeting.

Election of Directors

        At the annual meeting, you will elect eight individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors. Each nominee is currently a member of our board of directors.

Information Concerning Nominees

Name	Age	Director Since	Principal Occupation and Business Experience During the Past Five Years
Robert K. Lifton	75	1992
			Our chairman of the board, chief executive officer and secretary since inception. He is also a director of our subsidiaries Medis Inc., Medis El Ltd. and More Energy Ltd. Mr. Lifton is a director and member of the executive and investment committees of Bank Leumi USA, a director of Leumi Investment Services, Inc., the co-chairman of the U.S.-Middle East Project of the Council on Foreign Relations, chair of the Public Health Research Institute and serves on the boards of numerous philanthropic organizations. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was president of the American Jewish Congress and is the founding chairman and chairman emeritus of the Israel Policy Forum. In 1983, he was a founder of Preferred Health Care Ltd. and served as its president. In 1961, he co-founded with Mr. Weingrow the Transcontinental Investing Corporation, serving as its president until 1968, when it was listed on the New York Stock Exchange, and then chairman of the board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.
Howard Weingrow	80	1992
			Our president and treasurer since our inception. He is also a director of Medis Inc., Medis El and More Energy. Mr. Weingrow is a trustee of the Children's Medical Fund and the North Shore-Long Island Jewish Health System. He is also a trustee of the Nassau County Museum of Art. Mr. Weingrow is the founder of the Weingrow Family Children's Urology Research Laboratory and the Center for Childhood Asthma of Long Island Jewish Hospital and the Weingrow Collection of Avant Garde Art and Literature at Hofstra University. He was chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997. In 1961, he co-founded with Mr. Lifton the Transcontinental Investing Corporation, serving as its executive vice president until 1968 and then president until its merger in 1972. Mr. Weingrow served as treasurer of the Democratic National Committee in 1971 and 1972 and as deputy finance chairman of the Carter for President campaigns in 1976 and 1980.

Jacob S. Weiss	50	1997
			Our senior vice president-business development since August 2000. He was also engaged by us in a consulting capacity from November 1999 through August 2000. Mr. Weiss is also a director of Medis Inc., Medis El and More Energy. Mr. Weiss served as the corporate vice president and general counsel to Israel Aircraft Industries Ltd., our largest stockholder, from 1996 to 2000. Prior to that, he was deputy general counsel international division of Israel Aircraft. Mr. Weiss was the chief executive officer until December 2001 of ImageSat International, a company established by Israel Aircraft to commercialize its remote sensing satellite technology.
Amos Eiran	66	1997
			Mr. Eiran serves as chairman of Atudot, a major Israeli pension fund, and chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. He also serves as a director of Delek Oil Explorations. Through the summer of 2002, Mr. Eiran served as the chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was director general of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister. Prior to that, he was director general and chairman of Mivtahim, the largest pension fund in Israel. Mr. Eiran is a member of our audit committee and is also a director of Medis Inc. and Medis El.
Zeev Nahmoni	61	1997
			Mr. Nahmoni is the vice president of marketing and business development of Israel Aircraft since 2002. Prior to that, he was the vice president and general manager of the Electronics Group of Israel Aircraft since 1997 and the Deputy General Manager of the Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the general manager of the Tamam Division of the Electronics Group of Israel Aircraft from 1992 to 1995. Mr. Nahmoni is also a director of ImageSat International. He is also a director of Medis Inc. and Medis El.
Jacob E. Goldman	81	2000
			Dr. Goldman is chairman of the board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April 2000. From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of Bank Leumi USA. From 1983 to 1994, he founded and served as chairman and chief executive officer of Softstrip, Inc. From 1968 to 1983 he served as senior vice president and chief technical officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC). Between 1955 and 1968 he served as Director of Ford Motor Company's scientific research laboratory. Dr. Goldman has previously served on Boards of various corporations and institutions including Xerox, GAF, Inc., General Instrument Corporation, Lex Services PLC, Peerlogic Inc. and United Brands and was president of the American Technion Society. He received his Ph.D. in physics from the University of Pennsylvania. Mr. Goldman is a member of our audit committee.

Seymour Heinberg	82	2000
			Mr. Heinberg was the founder in 1973 and principal of the accounting firm of Seymour Heinberg, CPA, P.C. until 1992, when that firm merged with Edward I. Isaacs & Co. LLP, where he was a retired partner until October 2000 when it merged with RSM McGladrey, Inc. Mr. Heinberg started his career at the public accounting firm Escoe and Heinberg, where he served as a general partner from 1951 to 1973. In 1998 he received the first Special Recognition Award from the Foundation for Accounting Education of the New York State Society of CPAs for his 50 years of outstanding committee service and tax lectures. Mr. Heinberg is chairman of our audit committee.
Philip Weisser	75	2003
			Mr. Weisser was the founder in 1956 and is the president of Philip Weisser, CPA, P.C. which, since 1992, provides consulting services (business, tax and investment advisory). He is a Certified Public Accountant and an Accredited Estate Planner. Throughout Mr. Weisser's career, he has been active in the New York State Society of CPAs, lecturing, writing articles and chairing committees. Mr. Weisser began his career at Haskins & Sells, auditing public corporations. He is an active member of the board of trustees of the Jewish Child Care Association of New York for the last 16 years. Mr. Weisser has a BBA degree in accounting from The College of the City of New York and an M.S. degree in management from Columbia University.

Identification of Executive Officers

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Zvi Rehavi	67
		Our executive vice president since June 2000 and the executive vice president and general manager of Medis El since its inception in July 1992. Mr. Rehavi was also general manager of More Energy from its inception in December 1998 to October 2000. From 1989 to 1991, he was manager of development and production of Patriot Missile Sensors, a joint venture of Israel Aircraft and Martin Marietta. From 1984 to 1989, he was Israel Aircraft's director of sensors and electro mechanical components. From 1966 to 1974, he was manager, inertial components laboratory at Israel Aircraft. From 1958 to 1966, he served with the Technical Office of the Ministry of Defense of Israel. He has a Masters of Engineering Science from the University of Pennsylvania. He was a Ph.D. candidate in Applied Physics at Hebrew University, Jerusalem, and an MBA candidate at the Wharton School.
Israel Fisher	55
		Our vice president-finance since June 2000 and vice president-finance and secretary of Medis El since its inception. Mr. Fisher is also vice president-finance of More Energy. From 1990 to 1992, he served as the deputy manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the deputy finance manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University: one in accounting and the other in Economics and Business Administration.

        Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

        During the fiscal year ended December 31, 2002, our board of directors held one meeting and took action by unanimous written consent on eleven occasions and the audit committee of our Board of Directors held two meetings and took action by unanimous written consent on one occasion. Each director attended the one meeting of our board of directors and all members of the audit committee at such time attended all of the audit committee meetings, except Amos Eiran and Seymour Heinberg, who each did not attend one audit committee meeting.

        We do not have a stock option committee charged to review and implement appropriate action with respect to matters pertaining to stock options granted under our stock option plan nor do we have a compensation committee charged with reviewing and recommending to the board compensation programs for our officers. These functions are performed by our board of directors as a whole. Our audit committee consists of four independent directors: Messrs. Heinberg, Goldman, Eiran and Weisser. Information with respect to our audit committee is found under the caption "Report of Audit Committee" elsewhere in this proxy statement.

        Our board of directors unanimously recommends that you vote FOR all of the nominees listed above.

REPORT OF THE AUDIT COMMITTEE

        The responsibilities of the audit committee include:

  •
  reviewing and recommending to the Company's board the appointment of independent accountants;

  •
  reviewing the scope of the Company's internal and external audits;

  •
  ensuring the independence of the Company's independent accountants;

  •
  reviewing the adequacy of the Company's internal accounting controls; and

  •
  discussing with management and the Company's independent accountants its draft annual and quarterly financial statements and key accounting and reporting matters.

        The committee has adopted a written charter that has been approved by the Company's board of directors.

        The members of the committee are all "independent," as that term is defined by the listing standards of The Nasdaq Stock Market. That is, the Company's board of directors has determined that no member of the committee has a relationship to the Company that may interfere with each such member's independence from the Company and its management.

        The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee's charter. To carry out its responsibilities, the committee met two times and acted once by unanimous written consent with respect to the Company's financial statements for the fiscal year 2002.

        In overseeing the preparation of the Company's financial statements, the committee met with both the Company's management and its outside auditors to review and discuss its audited financial statements prior to their issuance and to discuss significant accounting issues. The Company's management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and outside auditors. The committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        With respect to the Company's outside auditors, the committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

        On the basis of these reviews and discussions, the committee recommended to the Company's board of directors that it approve the inclusion of the Company's audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                      The Audit Committee

                      Seymour Heinberg, Chairman
                      Jacob E. Goldman
                      Amos Eiran
                      Philip Weisser

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGERS

        The following table sets forth certain information regarding ownership of our common stock as of April 29, 2003 by:

  •
  each beneficial owner of five percent or more of our common stock;

  •
  each of our directors;

  •
  each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise noted, the address of each holder of five percent or more of our common stock is our corporate address.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
Israel Aircraft Industries Ltd.(1)	5,553,957	23.5
Robert K. Lifton(2)	3,777,126	15.4
Howard Weingrow(3)	3,082,387	12.6
CVF, LLC(4)	2,464,385	10.3
Zvi Rehavi(5)	467,600	1.9
Jacob S. Weiss(6)	180,816	*
Israel Fisher(5)	45,000	*
Amos Eiran(5)	23,700	*
Jacob E. Goldman(7)	11,551	*
Zeev Nahmoni	2,271	*
Seymour Heinberg(5)	10,000	*
Philip Weisser(8)	207,718	*
All directors and executive officers as a group (10 persons)	6,903,768	26.5

*
Represents beneficial ownership of less than 1%.

(1)
Includes 37,500 shares of our common stock underlying warrants held by Israel Aircraft. Voting control of Israel Aircraft is held by the State of Israel. Israel Aircraft's address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2)
Includes 295,471 shares of our common stock underlying warrants and 568,500 shares of our common stock underlying options held by Mr. Lifton, as well as 716,067 shares of our common stock and 188,334 shares of our common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 382,502 shares of our common stock and an aggregate of 30,350 shares of our common stock underlying warrants held in trust for relatives of Mr. Weingrow of which Mr. Lifton is a trustee.

(3)
Includes 251,497 shares of our common stock underlying warrants and 475,000 shares of our common stock underlying options held by Mr. Weingrow, as well as 716,067 shares of our common stock and 188,334 shares of our common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

(4)
Based on a Schedule 13D filed with the SEC on October 5, 2001 and subsequent transactions known to us, CVF, LLC, Richard C. Goodman, Longview Management Group, LLC, Charles H. Goodman and Geoffrey F. Grossman, not individually, but as trustee of The Edward Trust, have shared voting power and shared dispositive power of such shares of common stock, which number includes 350,900 shares of common stock issuable upon exercise of outstanding warrants. These shares and shares underlying warrants are held of record by CVF. Based on such Schedule 13D:

  •
  Richard C. Goodman is the Executive Manager of CVF.

  •
  Longview Management Group provides investment advisory services to CVF.

  •
  Charles H. Goodman is president of Longview Management Group.

  •
  In his capacity as trustee of The Edward Trust, Geoffrey F. Goodman is deemed to hold a 100% interest in The Edward Trust.

  The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(5)
Represents options to acquire shares of our common stock which are currently exercisable.

(6)
Includes options to acquire 175,000 shares of our common stock which are currently exercisable.

(7)
Includes options to acquire 10,000 shares of our common stock which are currently exercisable.

(8)
Includes warrants to acquire 14,465 shares of our common stock which are currently exercisable.

EXECUTIVE COMPENSATION

Report on Executive Compensation

  Compensation Philosophy

        We believe that executive compensation should:

  •
  provide motivation to achieve strategic goals by tying executive compensation to our performance, as well as affording recognition to individual performance;

  •
  provide compensation reasonably comparable to that offered by other technology development companies and fuel cell companies; and

  •
  align the interests of executive officers with the long-term interests of our stockholders through the award of equity purchase opportunities.

        Our compensation philosophy is designed to encourage and balance the attainment of short-term compensation goals, as well as the implementation and realization of long-term strategic initiatives. As greater responsibilities are assumed by an executive officer, a larger portion of compensation is "at risk." This philosophy is intended to apply to all management.

  Compensation Program

        Our executive compensation program, including for our chief executive officer, has three major components: base salary, short-term incentive bonus payments and long-term equity incentives.

        Individual performance reviews for all executive officers are generally conducted annually. Increases in fiscal year 2002 were based on an individual's sustained performance and the achievement of our research and development goals and fund raising efforts. We do not assign specific weighting factors when measuring performance; rather, subjective judgment and discretion are exercised in light of our overall compensation philosophy.

        Base salary and compensation, as well as short-term incentive bonus payments, are determined by evaluating individual responsibility levels and individual performance.

        Our board of directors believes that executive officers who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant equity stake in our ongoing success. Accordingly, one of our principal motivational methods has been the award of stock options. In addition to financial benefits to executive officers, if the price of our common stock during the term of any such option increases beyond such option's exercise price, the program also creates an incentive to remain with us since options generally vest and become exercisable at least one year after the date of grant.

        Our board of directors will continue to review our compensation programs to assure such programs are consistent with the objective of increasing stockholder value.

The Board of Directors
Robert K. Lifton, Chairman
Howard Weingrow	Zeev Nahmoni
Jacob Weiss	Jacob E. Goldman
Amos Eiran	Seymour Heinberg
Philip Weisser

Summary Compensation Table

        The following table sets forth information with respect to compensation earned by our chief executive officer and our other executive officers who earned in excess of $100,000, for the years indicated.

									Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position						Other Annual Compensation			Securities Underlying Options		All Other Compensation
	Year	Salary		Bonus
Robert K. Lifton Chief Executive Officer	2002 2001 2000		— — —		— — —	$ $ $	296,000 240,000 183,000	(1) (1) (1)	100,000 75,000 300,000			— — —
Howard Weingrow President and Treasurer	2002 2001 2000		— — —		— — —	$ $ $	244,000 145,000 45,000	(1) (1) (1)	100,000 75,000 325,000			— — —
Zvi Rehavi Executive Vice President	2002 2001 2000	$ $ $	244,000 242,000 198,000	$ $ $	96,000 95,000 87,000	$ $ $	116,000 113,000 90,000	(2) (2) (5)	100,000 100,000 100,000	(4)	$ $ $	73,000 76,000 61,000	(3) (3) (6)
Jacob S. Weiss Senior Vice President	2002 2001 2000	$ $ $	145,000 97,000 40,000		— — —		$75,000 — —	(7)	75,000 — —		$ $ $	30,000 35,000 8,000	(8) (8) (9)
Israel Fisher Vice President—Finance	2002 2001 2000	$ $ $	142,000 137,000 109,000	$ $ $	19,000 14,000 12,000	$ $ $	43,000 41,000 32,000	(10) (10) (12)	25,000 — 15,000	(4)	$ $ $	48,000 53,000 47,000	(11) (11) (13)

(1)
Messrs. Lifton and Weingrow are each paid as an independent consultant for their respective services.

(2)
Includes an apartment allowance of $72,000 and a $30,000 payment for an educational fund.

(3)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $56,000 and $53,000 for 2001 and 2002, respectively, and a contribution of $20,000 to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout.

(4)
Does not include options issued by Medis El in 1998 to the named executive officers, of which the underlying ordinary shares of Medis El were exchanged in 2001 for our shares of common stock as a consequence of our exchange offer in June 2000 for shares of Medis El we did not already own. Such exchange was at the same exchange ratio of 1.37 used in the Medis El exchange offer.

(5)
Includes an apartment allowance of $44,000 and $30,000 for an educational fund.

(6)
Represents an employer contribution to pension and savings funds of $41,000 and a contribution of $20,000 to a key person life insurance policy.

(7)
Includes $72,000 earned under a consulting agreement.

(8)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions.

(9)
Represents payments in lieu of employer contributions to pension and savings funds.

(10)
Includes a $31,000 payment for an educational fund.

(11)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $30,000 and $28,000 in 2001 and 2002, respectively, and a contribution of $23,000 and $20,000 in 2001 and 2002, respectively, to an insurance pension fund.

(12)
Includes a $24,000 payment for an educational fund.

(13)
Represents an employer contribution to pension and savings funds and payments in lieu of such contributions of $24,000, and a contribution of $23,000 to an insurance pension fund.

Option Grants in Last Fiscal Year

        The following table sets forth information with respect to options grants issued by us in the fiscal year ended December 31, 2002 to the named executive officers in the Summary Compensation Table.

	Number of Securities Underlying Options Granted	Percent of Total Option Granted To Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Robert K. Lifton	100,000	15.5	$8.75	January 31, 2005	$137,900	$289,600
Howard Weingrow	100,000	15.5	$8.75	January 31, 2005	$137,900	$289,600
Zvi Rehavi	100,000	15.5	$8.75	January 31, 2005	$137,900	$289,600
Jacob S. Weiss	75,000	11.6	$8.75	January 31, 2005	$103,400	$217,200
Israel Fisher	25,000	3.9	$8.75	January 31, 2005	$34,500	$72,400

(1)
Includes options issued to consultants and directors.

Fiscal Year End Option Values

        The following table sets forth information with respect to each exercise of stock options during the fiscal year ended December 31, 2002 and the fiscal year-end value of unexercised options held by the named executive officers in the Summary Compensation Table.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert K. Lifton	—	—	468,500	175,000	$207,000	—
Howard Weingrow	—	—	375,000	175,000	$103,500	—
Zvi Rehavi	42,000	$180,900	367,600	200,000	$414,000	—
Jacob S. Weiss	—	—	100,000	75,000	$207,000	—
Israel Fisher	8,700	$32,800	20,000	25,000	—	—

Equity Compensation Plan Information

        The following table provides information as of December 31, 2002 about our common stock that may be issued upon exercise of options, warrants and rights under all of our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares of Common Stock Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Common Stock Reflected in First Numerical Column)
Equity compensation plans approved by security holders:
1999 Stock Option Plan	2,382,800	$8.74	509,900
Equity compensation plans not approved by security holders:
Warrant Agreement(1)	100,000	20.48	—
Warrant Agreement(2)	50,000	20.62	—
Warrant Agreements(3)	75,000	20.00	—
Warrant Agreement(4)	25,000	20.00	—

Total:	2,632,800	$9.84	509,900

(1)
On July 15, 2000, pursuant to an advisory services agreement dated June 12, 2000 (the "CIBC Agreement"), we issued to CIBC World Markets Corp. a warrant to purchase an aggregate of 100,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.48. The warrant expires on July 15, 2005. Such warrant was not granted under our 1999 Stock Option Plan.

(2)
On October 15, 2000, also pursuant to the CIBC Agreement, we issued to CIBC World Markets Corp. a warrant to purchase an aggregate of 50,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.62. The warrant expires on October 15, 2005. Such warrant was not granted under our 1999 Stock Option Plan.

(3)
On July 12, 2000, we issued to each of three members of our corporate advisory board a warrant to purchase an aggregate of 25,000 shares of our common stock. All of such warrants are currently exercisable and have an exercise price per share of $20.00. The warrants expire on December 31, 2004. Such warrants were not granted under our 1999 Stock Option Plan.

(4)
On July 2, 2001, we issued to a new member of our corporate advisory board a warrant to purchase an aggregate of 25,000 shares of our common stock. Such warrant is currently exercisable and has an exercise price per share of $20.00. The warrant expires on December 31, 2004. Such warrant was not granted under our 1999 Stock Option Plan.

Employment and Consulting Agreements

        We have an employment agreement with Zvi Rehavi. Mr. Rehavi's agreement is for a three year term expiring on March 31, 2005. The agreement, in addition to salary, stock options and fringe benefits, provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners. Furthermore, upon termination of employment, Mr. Rehavi is entitled to severance payments governed by Israeli law.

        We have an employment agreement with Israel Fisher. Mr. Fisher's agreement is for a one year term expiring on March 23, 2004 with automatic one year renewal terms commencing on the expiration of such term, and expires upon 30 days written notice by either party or without notice by us if Mr. Fisher is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Fisher, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Fisher receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. The agreement also provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El with subsequent dismissal by the new owners. Furthermore, upon termination of employment, Mr. Fisher is entitled to severance payments governed by Israeli law.

        We have an employment agreement with Jacob Weiss. Mr. Weiss' agreement expires upon 30 days written notice by either party or without notice by us if Mr. Weiss is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Weiss, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Under the agreement, Mr. Weiss receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. Upon termination of employment, Mr. Weiss is entitled to severance payments governed by Israeli law.

        Mr. Weiss also provides consulting services to More Energy pursuant to a consultancy agreement dated as of July 1, 2002 between More Energy and a corporation wholly-owned by Mr. Weiss. Such agreement has an initial term through December 31, 2003 and provides for an automatic 12 month extension, subject to earlier termination. The agreement provides for payment to the consultant of a monthly retainer, reimbursement of business expenses and any applicable value added tax.

        We have entered into consulting agreements with each of Robert K. Lifton and Howard Weingrow. Each agreement is for a two year term which commenced January 2, 2000, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreements each provide for annual retainers to be paid monthly and reimbursement of any business expenses incurred in the performance of services under the agreement. The annual retainers are subject to review by mutual agreement between the parties prior to the beginning of each renewal term. Each agreement further provides that either the consultant or we may terminate the agreement upon thirty days prior written notice if there is a material breach of the agreement and there was an opportunity to cure the breach. Each agreement subjects the consultant to a non-competition covenant in our favor.

Directors' Compensation

        Non-employee directors receive $1,000 for each board of directors meeting attended and members of our audit committee receive $1,500 for each audit committee meeting attended. Furthermore, directors receive reimbursement for travel, lodging and a flat per diem of $85 for each board or committee meeting attended out of town. Directors also receive stock options as fixed by the board of directors upon becoming a director and each year thereafter, at the discretion of the board.

        We paid Amos Eiran, a non-employee director, an aggregate of approximately $14,000 for consulting services he provided to us in 2002.

Compensation Committee Interlocks and Insider Participation

        We do not have a compensation committee. Our entire board of directors participates in deliberations concerning executive officer compensation, including each of our executive officers who are directors.

Section 16(a) Beneficial Ownership of Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2002 such reporting persons complied with the filing requirements of Section 16(a) except that each of Messrs. Lifton, Weingrow and Nahmoni were not timely in the filing of one, and Messrs. Rehavi and Fisher were not timely in the filing of two, Statement of Changes in Beneficial Ownership. Furthermore, CVF, LLC failed to file an Initial Statement of Beneficial Ownership of Securities upon becoming the beneficial owner of 10% of our securities in 2002.

Performance Graph

        The graph below compares the annual performance of our common stock with the performance of the Nasdaq National Market Composite Index and a peer group of comparable fuel cell companies (the "Peer Group Index") from June 6, 2000, the date our common stock commenced trading on The Nasdaq SmallCap Market, through December 31, 2002. On October 3, 2000, we commenced trading on The Nasdaq National Market. The performance graph assumes that an investment of $100 was made in our common stock and in each index on June 6, 2000, and that all dividends, if any, were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURNS

	6/6/00	12/31/00	12/31/01	12/31/02
Medis Technologies Ltd.	$100	$71.43	$32.31	$21.98
Peer Group Index(1)	100	77.24	21.48	13.18
Nasdaq National Market Index	100	62.29	49.05	33.49

(1)
The returns of the Peer Group Index, which consists of Energy Visions Inc., Manhattan Scientifics Inc. and Mechanical Technology Incorporated, are weighted according to the respective issuer's market capitalization.

        We believe that the foregoing information provided has only limited relevance to an understanding of our compensation policies during the indicated periods and does not reflect all matters appropriately considered in developing our compensation strategy. In addition, the stock price performance shown on the graph is not necessarily indicative of future price performance.

Certain Relationships

        In November 2000, we purchased an option for the remaining 7% of the outstanding shares of More Energy Ltd., an indirect subsidiary of ours which owns our fuel cell technology, held by Gennadi Finkelshtain, its general manager and director, at an exercise price of 1,714 shares of our common stock for each More Energy share. The aggregate purchase price of the option was US$520,000, which was paid in full in June 2001. On March 14, 2003, we (i) amended the terms of the option agreement to allow us to immediately exercise in full the entire 7% interest upon the payment to Mr. Finkelshtain of 120,000 shares of our common stock and (ii) exercised the option and acquired such remaining 7% interest, making More Energy a wholly owned indirect subsidiary of ours.

        On December 29, 2000, we entered into a $5 million revolving credit line loan agreement with Fleet National Bank. On October 24, 2002, we entered into an amendment to such loan agreement, which extended its termination date to December 26, 2003. On February 20, 2003, we entered in to a second amendment to such loan agreement, which extended its termination date to July 1, 2004. Under the loan agreement, the outstanding balances bear interest based on either the LIBOR or Prime Rate. Furthermore, any outstanding balance would be collateralized by all cash and other assets on deposit with the bank at any time and an assignment of certain leases owned by a partnership in which Robert K. Lifton and Howard Weingrow are partners. Messrs. Lifton and Weingrow each personally guaranteed any principal and interest on and all other sums payable with respect to our obligations or liabilities to Fleet under the loan agreement.

        We pay rent of approximately $112,000 per year for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Furthermore, we reimburse Stanoff for the use of its administrative staff at such office in the amount of approximately $60,000 per year.

        We believe that all transactions between our affiliates and us were and are on terms no less favorable than can be obtained from unaffiliated parties.

PROPOSAL TO AMEND OUR 1999 STOCK OPTION PLAN

        Our 1999 Stock Option Plan was amended by our board of directors to increase the number of shares of common stock available for option grants under the plan from 3,000,000 to 3,300,000, subject to the approval of our stockholders. We believe that we have been successful in the past in attracting and retaining qualified employees, officers and directors in part because of our ability to offer such persons options to purchase common stock and the increase is necessary for us to continue to attract and retain qualified employees, officers and directors.

        The 1999 Plan provides for its administration by the board or by a stock option committee appointed by the board. The board or the committee, as appropriate, has discretionary authority, subject to certain restrictions, to determine the individuals to whom and the times at which options will be granted and the number of shares subject to such options. The board or the committee may interpret the provisions of the 1999 Plan and may prescribe, amend and rescind rules and regulations relating thereto.

        The purchase price of shares of common stock subject to an incentive stock option within the meaning of Section 422 of the Internal Revenue Code under the 1999 Plan may not be less than the fair market value of the shares on the date upon which such option is granted. In addition, in the case of an optionee who also owns 10% or more of our stock, the purchase price of the shares may not be less than 110% of the fair market value of the shares on the date upon which such option is granted. Further, the aggregate fair market value determined as of the date of the option grant of shares of common stock with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year may not exceed $100,000. The option price of non-qualified options granted under the 1999 Plan is determined by the board or the committee, as appropriate, in its absolute discretion at the time of grant, but shall in no event be less than the minimum legal consideration required.

        The 1999 Plan is open to participation by our and our subsidiaries' employees, non-employee directors and consultants. At the record date, in addition to our chief executive officer and our president, there were approximately 54 of our employees (including 5 officers) as well as approximately 25 non-employee directors and consultants eligible to participate in the 1999 Plan.

        Assuming approval of the proposed amendment to the 1999 Plan and after giving effect thereto, there would be 3,300,000 shares of common stock available for issuance under the 1999 Plan, of which, as of the record date, approximately 414,000 shares would be available for future grants under the 1999 Plan. No determinations have been made regarding the persons to whom grants will be made in the future under the 1999 Plan or the terms of such grants.

Stockholder Approval

        The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of the amendment to the 1999 Plan.

        Our board of directors unanimously recommends a vote FOR approval of the amendment to our 1999 Stock Option Plan.

INDEPENDENT AUDITORS

Arthur Andersen LLP

        On June 25, 2002, we dismissed Arthur Andersen LLP as our independent auditor.

        Arthur Andersen's reports on our financial statements for the fiscal years ended December 31, 2001 and 2000 (the "Prior Fiscal Periods") contained no adverse opinion and no disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

        Our dismissal of Arthur Andersen was approved by our board of directors.

        There were no disagreements between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during either (i) the Prior Fiscal Period or (ii) the period January 1, 2002 through June 25, 2002 (the "Interim Period"), which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its report for the Prior Fiscal Period.

        Arthur Andersen has expressed no disagreement or difference of opinion regarding any of the kinds of events defined as "reportable events" in Item 304(a)(1)(v) of Regulation S-K ("Reportable Events").

        Audit Fees.    The aggregate fees for professional services rendered by Arthur Andersen in connection with its review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002 were approximately $13,000.

        Financial Information Systems Design and Implementation Fees.    There were no professional services rendered by Arthur Andersen in the 2002 fiscal year relating to financial information systems design and implementation.

        All Other Fees.    The fees for all other services rendered by Arthur Andersen in the 2002 fiscal year include $30,000 for services in connection with our registration statement filings.

Ernst & Young LLP

        We engaged the firm of Ernst & Young LLP, Independent Auditors, as our independent auditor, commencing on June 25, 2002 for our fiscal year ending December 31, 2002 and thereafter. We did not consult Ernst & Young with respect to either the Prior Fiscal Period or the Interim Period as regards (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (ii) any matter that was either the subject of a disagreement or a Reportable Event.

        Audit Fees.    The aggregate fees for professional services rendered by Ernst & Young in connection with its audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the 2002 fiscal year were approximately $78,000.

        Financial Information Systems Design and Implementation Fees.    There were no professional services rendered by Ernst & Young in the 2002 fiscal year relating to financial information systems design and implementation.

        All Other Fees.    The fees for all other services rendered by Ernst & Young in the 2002 fiscal year were comprised of approximately $5,000 for services in connection with our registration statement filings and approximately $10,000 for tax services.

        Our audit committee has determined that the provision of the above services is compatible with maintaining Ernst & Young's independence.

        We expect a representative of Ernst & Young to attend the 2003 Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

ANNUAL REPORT

        Our 2002 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2002, exclusive of exhibits. Written requests for such Form 10-K should be sent to Howard Weingrow, President, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022.

OTHER MATTERS

        Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2004 STOCKHOLDER PROPOSALS

        Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for our 2004 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by us at our principal executive offices not later than January 19, 2004.

                      By Order of the Board of Directors

                      Robert K. Lifton,
                       Secretary

April 30, 2003

MEDIS TECHNOLOGIES LTD.

2003 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the 'Company') held of record by the undersigned at the 2003 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 26th Floor, New York, New York, 10020, on Tuesday, June 24, 2003 at 10:00 a.m., local time, or any adjournment or postponement thereof.

        When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

        IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED 'FOR' EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

        (Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example

1.	Election of Directors	The nominees for the Board of Directors are: Robert K. Lifton, Howard Weingrow, Jacob S. Weiss, Amos Eiran, Zeev Nahmoni, Jacob E. Goldman, Seymour Heinberg and Philip Weisser.

	FOR All Nominees ☐	WITHHELD From All Nominees ☐

        (To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

        Exceptions:

2.    To amend the Company's 1999 Stock Option Plan to increase the number of shares of common stock available for option grants thereunder to 3,300,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.    To transact such other business as may properly come before the meeting.

        Yes, I plan to attend the 2003 Annual Stockholders Meeting    ☐

        Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated	, 2003

Signature
Signature
Please sign, date and return the proxy card in the enclosed envelope.

QuickLinks

MEDIS TECHNOLOGIES LTD.
Questions and Answers Regarding This Proxy Statement
Election of Directors
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS
EXECUTIVE COMPENSATION
COMPARISON OF CUMULATIVE TOTAL RETURNS
Certain Relationships
PROPOSAL TO AMEND OUR 1999 STOCK OPTION PLAN
INDEPENDENT AUDITORS
ANNUAL REPORT
OTHER MATTERS
2004 STOCKHOLDER PROPOSALS